EXHIBIT 10.2

Amendment
to
Loan and Security Agreement

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered as of February 29, 2008 by and between Silicon Valley Bank (“Bank”) and ATS Medical, Inc., a Minnesota corporation (the “Borrower”) whose address is 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has established certain Subsidiaries and the Loan Agreement is being amended in connection therewith, to the extent, in accordance with the terms, subject to the conditions, and in reliance upon the representations and warranties, set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Cross-Default. The following is hereby added to the end of Section 8.9 of the Loan Agreement:

Without limitation on the foregoing, each of the following shall also be an Event of Default: If 3F Therapeutics, Inc. (“3F”) or ATS Acquisition Corp. (“ATSAC”) defaults in any representation, warranty, or agreement under the Unconditional Guaranty, dated February 29, 2008, by 3F and ATSAC, in favor of Bank, with respect to the Obligations of Borrower, or if any Event of Default shall exist under the Security Agreement, dated February 29, 2008, among 3F, ATSAC and Bank.

2.2 Financial Statements. Clauses “i” and “ii” of Section 6.2(a) of the Loan Agreement reads as follows:

(i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank.

Said clauses “i” and “ii” are hereby amended to read a follows:

(i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement, and cash flow statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank.

2.3 Consolidating Budgets. Section 6.2(e) of the Loan Agreement reads as follows:

At least 30 days prior to the end of each fiscal year, Borrower will deliver to Bank consolidated annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the following fiscal year.

Said Section 6.2(e) is hereby amended to read a follows:

At least 30 days prior to the end of each fiscal year, Borrower will deliver to Bank consolidated and consolidating annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the following fiscal year.

2.4 Tax Returns of Subsidiaries. Section 6.2(f) of the Loan Agreement reads as follows:

Within 30 days of filing, Borrower will deliver to Bank copies of all quarterly and annual tax returns filed by AMI, AMSI and ATS Medical France SARL.

Said Section 6.2(f) is hereby amended to read a follows:

Within 30 days of filing, Borrower will deliver to Bank copies of all quarterly and annual tax returns filed by AMI, AMSI, ATS Medical France SARL, 3F Therapeutics, Inc., and ATS Acquisition Corp.

2.5 Default. The definition of “Default” contained in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Default” shall mean any event or occurrence which with the passing of time or the giving of notice or both would become an Event of Default hereunder or under the Security Agreement among Bank, 3F Therapeutics, Inc., and ATS Acquisition Corp.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The Second Restated Articles of Incorporation of ATS Medical, Inc. filed with the Minnesota Secretary of State on November 8, 2006, a copy of which was provided to Bank via email on June 13, 2007, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Nick Honigman Name: Nick Honigman	ATS Medical, Inc. By: /s/ Michael Kramer Name: Michael Kramer

Title: Relationship Manager	Title: CFO